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Exhibit 5.1

Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop, Suite 800
Denver, Colorado 80202

March 25, 2004

NaPro BioTherapeutics, Inc.
4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301

  Re:
  Registration Statement on Form S-3 Relating to 6,500,000 Shares of NaPro BioTherapeutics, Inc.'s (the "Company") Common Stock and 1,000,000 Shares of the Company's Preferred Stock

Ladies and Gentlemen:

        We have acted as special counsel to NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), in connection with the sale of 2,000,000 shares of the Company's Common Stock, par value $0.0075 per share (the "Stock Sale") under the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the prospectus referred to therein (the "Prospectus Supplements"), of up to 6,500,000 shares of Common Stock and up to 1,000,000 shares of the Company's preferred stock.

        In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed:

  A.
  the genuineness and authenticity of all documents submitted to us as originals and the genuineness and authenticity of all signatures;

  B.
  the conformity to originals of all documents submitted to us as copies thereof;

  C.
  the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

  D.
  the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

  E.
  that a Prospectus Supplement will have been filed with the Commission describing the Stock Sale; and

  F.
  that all the Stock Sale will be in compliance with applicable federal and state securities laws and in accordance with the Registration Statement and the applicable Prospectus Supplement.

        Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the shares of Common Stock to be issued in the Stock Sale will be legally issued, fully paid and nonassessable when certificates representing the shares of Common Stock have been duly executed, countersigned, registered, issued and delivered in accordance with the applicable definitive stock purchase agreement for the Stock Sale approved by the Company's Board of Directors, for payment of the consideration approved by the Board.

        We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware (including the Delaware Constitution and reported judicial decisions). Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

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  Exhibit 5.1